Exhibit 10.18

PROMISSORY NOTE

$	Minneapolis, Minnesota
No. BR -	, 2005

FOR VALUE RECEIVED, MathStar, Inc. (the “Company”) promises to pay to the order of                                                                                               (the “Lender”), at the Lender’s address set forth in the Agreement (as defined below), or at such other place as the Lender may designate in writing from time to time, the principal sum of                                                                         and 00/100 Dollars ($                                ) in lawful money of the United States, together with interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of eight percent (8%) per year (calculated on the basis of the actual number of days elapsed and a 360-day year).  All outstanding principal and accrued interest on this Note shall be due and payable on                                              , 2006 (the “Initial Maturity Date”), unless such due date is extended by the Company in accordance with the provisions of Section 3 below; provided, however, that notwithstanding the foregoing, this Note shall be payable in full thirty (30)  calendar days after the closing date (the “Closing Date”) of the planned initial public offering (the “IPO”) of shares of the Company’s common stock, $0.01 per share par value (“Common Stock”).  This Note is one in the series of promissory notes substantially identical in form and designated as No. BR -             which may be issued by the Company in the Offering.

1.                                       Bridge Loan Agreement.  This Note has been issued pursuant to and is subject to the terms and provisions of the Bridge Loan and Subscription Agreement (the “Agreement”) dated as of                      , 2005 between the Company and the Lender, and this Note and the Lender are entitled to all the benefits provided for in the Agreement or which are referred to therein.  The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.  All capitalized terms not defined in this Note shall have the meanings ascribed to them in the Agreement.

2.                                       Prepayment.  At any time before the Closing Date, this Note may be prepaid in whole or in part at any time and from time to time without notice, premium or penalty; however, no such prepayments shall be made or are permitted on or after the Closing Date.  All prepayments on this Note and all other notes issued in the Offering shall be applied to this Note and such other notes pro rata on the basis of the proportion that the then-outstanding principal amount of this Note and each other note issued in the Offering bears to the aggregate then-outstanding principal amount of all such notes and, in the case of this Note, such prepayments shall be applied first to the payment of any costs of collection that may be due hereunder, then to the payment of accrued interest, and then to the payment of principal.

3.                                       Extension.  The Company may extend the final maturity date of this Note to                        , 200      by delivering written notice to the Lender at any time on or before the Initial Maturity Date.  Principal and interest on this Note shall be due and payable on the date of the final maturity of this Note.

4.                                       Notification of IPO.  The Company shall give notice to the Lender of the Closing Date of the IPO within five (5) days after the Closing Date.  Such notice shall state that this Note will be paid in full thirty (30) days after the Closing Date and shall describe the conversion rights set forth in Section 5(a) of this Note.

5.                                       Conversion at the Option of the Lender.

(a)                                  After Completion of IPO.  At the option of the Lender, the original principal amount of this Note and interest accrued to the date of conversion may be converted into shares of the Company’s Common Stock for a period of twenty (20) calendar days after the Closing Date but only if the Closing Date occurs on or before the maturity date of the first Notes issued in the offering described in the Memorandum, including any extension of such maturity date.  The per share conversion price for such purposes shall be equal to eighty percent (80%) of the Price to Public in the IPO.  If the Closing Date does not occur on or before the maturity date of the first Notes issued in the offering described in the Memorandum, including any extension of such maturity date, the conversion price of this Note shall be $1.60 per share of Common Stock (the “Alternative Conversion Price”), subject to adjustment as provided in Section 5(c) of this Note..

(b)                                 Manner of Conversion.  To convert the indebtedness evidenced by this Note into shares of the Company’s Common Stock, Lender shall (i) surrender this Note at the principal office of the Company, duly endorsed in blank, and (ii) give written notice to the Company, substantially in the form attached hereto as Schedule A, of the dollar amount of each of principal and accrued interest that the Lender elects to convert into shares of Common Stock pursuant to Section 5(a) of this Note.  As promptly as possible thereafter, the Company shall issue and deliver to the Lender stock certificates representing the number of its shares of Common Stock into which the indebtedness evidenced by this Note has been converted.  In the event of a partial conversion pursuant to Section 5(a), the Company shall deliver to the Lender with such stock certificates payment in full for the remaining principal and interest then due on this Note.  Thereupon, the obligations of the Company under this Note shall be deemed to have been satisfied and discharged in full, and any shares of Common Stock into which the indebtedness evidenced by this Note shall be so converted shall be fully paid and nonassessable shares.

(c)                                  Adjustment to Alternative Conversion Price.  The Alternative Conversion Price shall be subject to adjustment at any time after the date of this Note as hereinafter provided in this Section 5(c).

(i)                                     If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), or if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Alternative Conversion Price in effect immediately before such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each share of Common Stock.

(ii)                                  If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, other securities or assets with respect to or in exchange for such Common Stock then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Lender shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Lender if the Lender had exercised this Note and had received such shares of Common Stock before such reorganization, reclassification, consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Note at the last address of such holder appearing on the books of the Company the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

(iii)                               If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Sections 5(c)(i) or (ii) above, but which should result in an adjustment in the Alternative Conversion Price, in order to fairly protect the purchase rights of the Lender, an appropriate adjustment in such purchase rights shall be made by the Company.

(iv)                              Upon any adjustment of the Alternative Conversion Price, the Company shall give written notice thereof to the Lender, which notice shall state the Alternative Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares acquirable at such price upon the exercise of the conversion rights contained in this Section 5, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6.                                       Investment Intent.  Other than pursuant to registration under federal and any applicable state or other securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, this Note and the shares of Common Stock into which the indebtedness evidenced by this Note may be converted may not be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily) by the Lender.  The Company may condition such sale, pledge, assignment or other disposition on the receipt from the party to whom this Note or such shares of Common Stock is to be so transferred of any representations and agreements requested by the Company in order to permit such transfer to be made pursuant to exemptions from registration under federal and applicable state or other securities laws.  The Lender, by acceptance hereof, agrees to give written notice to the Company before transferring this Note or the shares of Common Stock subject to this Note of the Lender’s intention to do so, describing briefly the manner of any proposed transfer.  Within thirty (30) days after receiving such written notice, the Company shall notify the Lender as to whether such transfer may be effected and of the conditions to any such transfer, and the Lender shall abide by such instructions and conditions as to which the Lender was notified by the Company.  Any transferee of this Note or the shares of Common Stock subject to this Note shall be automatically bound by its terms and provisions and those of the Agreement.

7.                                       Notices.  All demands and notices to be given hereunder shall be delivered or sent by certified mail, return receipt requested; in the case of the Company, addressed to MathStar, Inc., 5900 Green Oak Drive, Minnetonka, Minnesota 55343, and in the case of the Lender, addressed to the address set forth in the Agreement, in either case until a new address shall have been substituted by like notice.

IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

MATHSTAR, INC.

By
Its

THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES LAWS.  THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION WHOSE AUTHORIZED OFFICER HAS SIGNED THIS NOTE ABOVE.

SCHEDULE A

TO:                            MATHSTAR, INC.

NOTICE OF CONVERSION OF PROMISSORY NOTE —	To Be Completed and Signed by the Registered Holder to Convert Promissory Note

The undersigned is the Lender named in the original Promissory Note (the “Note”) attached hereto in the original principal amount of $                  and dated                        , 2005 made payable by MathStar, Inc. (the “Company”) to the Lender.  The Lender hereby irrevocably elects to exercise its rights to convert $                    in principal amount of the Note and $                of interest accrued to date into                     shares of the Company’s common stock, $0.01 par value per share, at a conversion price of $                per share, and requests that stock certificates for such shares shall be issued in the name of

(Print Name)

Please insert social security or other identifying number of registered Holder of Note:

Address:

Dated:
Signature*

*The signature on the Notice of Conversion of Promissory Note must exactly correspond to the name as written upon the face of the Note in every particular without alteration or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.  If the Note is registered in the name of more than one Lender, all Lenders must sign.